Exhibit H(29)

FIRST AMENDMENT TO

MASTER REPURCHASE AGREEMENT

BETWEEN EACH INVESTMENT COMPANY IDENTIFIED

ON SCHEDULE VII.A OF THE

MASTER REPURCHASE AGREEMENT

DATED AS OF JANUARY 1, 2008 AND

STATE STREET CORPORATION/

STATE STREET BANK AND TRUST COMPANY

This Amendment (this “Amendment”) dated as of November 25th 2014 is between each investment company identified on Schedule VII.A to the Master Repurchase Agreement dated as of January 1, 2008 (the “Funds”) and State Street Corporation and State Street Bank and Trust Company (collectively referred to as “State Street”), as in effect on the date hereof prior to giving effect to this Amendment (the “Master Repurchase Agreement”). The Funds would like to amend the Master Repurchase Agreement as set forth herein.

For value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Master Repurchase Agreement in the following respect:

1. Definitions. All terms used herein and not otherwise defined shall have the meanings set forth in the Master Repurchase Agreement.

2. Amendments. The Master Repurchase Agreement is hereby amended as follows: Annex I (Supplemental Terms and Conditions) of the Master Repurchase Agreement is amended by inserting the following as a new Section 13:

“13. Purchased Securities and Additional Purchased Securities. For purposes of this Agreement, for any Transaction in which an entity listed on Schedule VII.A hereto is acting as Buyer, “Purchased Securities” and “Additional Purchased Securities” shall consist only of those securities designated by the parties as Eligible Securities on Schedule I.A hereto, as may be amended from time to time.”

3. Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Master Repurchase Agreement shall remain unmodified, and the Master Repurchase Agreement is ratified and affirmed as being in full force and effect. This Amendment, the Master Repurchase Agreement and the other documents and certificates referred to in the Master Repurchase Agreement constitute the entire understanding of the parties with respect to the subject matter thereof and supersede all prior and current understandings and agreements, whether written or oral. This Amendment shall be construed in accordance the laws of the State of New York.

4. Effective Date. This Amendment shall be effective as of the date first written above.

IN WITNESS WHEREOF, the parties hereto execute this Amendment as an instrument under seal by their duly authorized officers by affixing their signatures below.

STATE STREET CORPORATION/ STATE STREET BANK AND TRUST COMPANY	MASSMUTUAL SELECT FUNDS

By: /s/ Edward Novakoff	By: /s/ Nicholas Palmerino

Title: Senior Vice President	Title: CFO and Treasurer

Date: December 10, 2014	Date: 11/25/14
MASSMUTUAL PREMIER FUNDS	MML SERIES INVESTMENT FUND

By: /s/ Nicholas Palmerino	By: /s/ Nicholas Palmerino

Title: CFO and Treasurer	Title: CFO and Treasurer

Date: 11/25/14	Date: 11/25/14

MML SERIES INVESTMENT FUND II

By: /s/ Nicholas Palmerino

Title: CFO and Treasurer

Date: 11/25/14

SCHEDULE I.A to the Master Repurchase Agreement (“MRA”) dated as of January 1, 2008 between each investment company identified on Schedule VII.A of the MRA acting on behalf of its respective series or portfolios, or in the case of those investment companies for which no separate series or portfolios are identified on such Schedule VII.A, acting for and on behalf of itself

SCHEDULE OF ELIGIBLE SECURITIES

	Yes/No	Margin		Yes/No	Margin		Yes/No	Margin
US Treasuries			GNMA			Private Label MBS & CMOs
BILLS	Yes	102	Trust Receipts	No		MBS Pass Throughs	No
BONDS	Yes	102	GNMA I/II - Single Family	Yes	102	CMO Types:
NOTES	Yes	102	GNMA I/II - Others-Fixed Rate	No		Residuals	No
STRIPS	Yes	102	GNMA I/II - Others-Adjust. Rate	Yes	102	Inverse IO Floaters	No
SYNTHETIC TREASURIES	Yes	102				IOetts	No
(e.g. CATS, COUGRS, TIGRS)			Agency* Mortgage Backs			Interest Only (IO)	No
			Trust Receipts	No		Principal Only (PO)	No
Agency Debentures			Pass Throughs-Fixed Rate	Yes	102	Inverse Floaters	No
FAMC (Fed Agriculture Mtge Corp)	No		Pass Throughs -Adjust. Rate	Yes	102	Companion Floaters	No
FCFAC (Farm Credit Finan. Asst.)	No		MBS Strips (IO, PO, Recomb)	No		Sequential Floaters	No
FFCB (Farm Credit System Banks)	Yes	102				PAC & Other Sequential Floaters	No
FmHA (Farmers Home Admin.)	No		Agency* REMICS/CMOs			Z Bonds	No
FHLB (Federal Home Loan Banks)	Yes	102	REMIC Types:			Companion Bonds	No
FHLMC (Federal Home Loan Mtge)	Yes	102	Residuals	No		Sequential Bonds	No
FICO (Financing Corporation)	Yes	102	Inverse IO Floaters	No		TAC Bonds	No
FLBB (Federal Land Bank Bonds)	No		IOetts	No		PAC & Other Scheduled Bonds	No
FNMA (Federal Nat’l Mtge Corp)	Yes	102	Interest Only (IO)	No
REFCO (Resolution Funding Corp)	No		Principal Only (PO)	No		Asset Backed Securities
SLMA (Student Loan Mtge Corp)	Yes	102	Inverse Floaters	No		Credit Card & Other Asset Backs	No
TVA (Tennessee Valley Authority)	No		Companion Floaters	No
USPS (United States Postal Service)	No		Sequential Floaters	Yes	102	Corporates
AGENCY STRUCTURED NOTES	No		PAC & Other Sequential Floaters	Yes	102	Investment Grade (>BBB-)	No
			Z Bonds	No		Non-Investment Grade (<BB+)	No
International Agencies			Companion Bonds	No		Medium-Term Note (>BBB-)	No
ADBB (Asian Development Bank)	No		Sequential Bonds	Yes	102	Medium Term Note (<BB+)	No
AFDB (African Development Bank)	No		TAC Bonds	Yes	102
IADB (Inter-American Dev. Bank)	No		PAC & Other Scheduled Bonds	Yes	102	Money Markets
IFCO (International Finance Corp)	No					Commercial Paper (>A1/P1)	No
WLDB (World Bank)	No		Equities			Commercial Paper (<A2/P2)	No
			Common	No		Bankers Acceptance	No
Cash	Yes	100	Preferred	No		CD (Domestic & Euro)	No
						Bank Notes	No
Institution:	Each Investment Company identified on Schedule VII.A to the Master Repurchase Agreement, as amended from time to time		*Agency refers to GNMA, FNMA and FHLMC		Institution:	State Street Corporation and/or State Street Bank and Trust Company

Signature of Authorized Signor:	/s/ Nicholas Palmerino			Signature of Authorized Signor:		/s/ Edward Novakoff
Date:	11/25/2014				Date:	December 10, 2014